Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(8,136,353)
Unrealized Gain (Loss) on Market Value of Futures	6,138,804
Dividend Income	661
Interest Income	914
ETF Transaction Fees	700
Total Income (Loss)	$(1,995,274)

Expenses
Investment Advisory Fee	$57,858
Brokerage Commissions	6,356
NYMEX License Fee	2,516
Non-interested Directors' Fees and Expenses	929
SEC & FINRA Registration Expense	775
Prepaid Insurance Expense	435
Other Expenses	14,477
Total Expenses	83,346
Expense Waiver	(230)
Net Expenses	$83,116
Net Gain (Loss)	$(2,078,390)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$125,819,050
Withdrawals (200,000 Units)	(10,186,563)
Net Gain (Loss)	(2,078,390)

Net Asset Value End of Period	$113,554,097
Net Asset Value Per Unit (2,200,000 Units)	$51.62

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502